Exhibit 10.21



          THIS AGREEMENT is made the ______ day of October, 1990 between ALEXANDER HOWDEN LIMITED whose registered office is situated at 8 Devonshire Square, London, EC2M 4PL (the "Company") of the one part and DENNIS LEONARD MAHONEY of 51 Harvey Road London SE3 (the "Executive") of the other part.

          IT IS HEREBY AGREED AS FOLLOWS:
          ------------------------------

          1. (a) The Executive shall be employed by the Company in the capacity set out in paragraph 2 of the Schedule and shall perform such duties and exercise such powers as the Company may from time to time decide, in a competent and expeditious manner.

          (b) The Executive shall when reasonably required by the Company perform services not only for the Company but also for any other Group Company.

          (c) The Executive shall comply with the reasonable directions from time to time of the Executive Committee of the Board of Directors of the Company (the "Board").

          2. (a) The Executive shall, unless prevented by physical or mental incapacity, devote his whole time and attention to the business of the Company and shall use his best endeavours to promote their interests and financial success, giving to the Company at all times the full benefit of his knowledge, expertise and skill. He shall not knowingly do and shall exercise his best endeavours to prevent there being done, any act or thing which may in any way be prejudicial or detrimental to the Company.

          (b) The Executive's hours of work shall be such hours as may be reasonably necessary for the proper discharge of his duties, but shall not be less than 35 hours during normal office hours.

          3. (a) This Agreement shall commence on October 1990 and shall supersede all or any existing agreements which may exist between the Executive and any Group Company, and subject to the provisions for early termination con-tained herein, the Executive's employment shall continue unless this Agreement shall be terminated by either party giving to the other 12 (twelve) months written notice expiring at any time.



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          (b)  The Company shall be entitled to pay basic salary in lieu of notice. If such payment is made the Company will subject to sub-clause 3(c) below make provision for:

          (i) the continuation of additional benefits as set out in paragraph 9 of the Schedule hereto from the date of the said termination for a period equivalent to the notice period referred to in clause 3(a) above;

          (ii) the continued provision of one motor car in accordance with the rules and regulations of the Group car scheme from the date of the said termination for a period equivalent to the notice period referred to in clause 3(a) above);

          (iii) subject as mentioned in sub-paragraph (iv) of this para-graph 3(b) the Executive will be granted pension benefits calculated as if the Executive had worked until the expiry of the notice period referred to in Clause 3(a) above or until the Executive's Normal Retirement Date as specified in paragraph 6 of the Schedule hereto (if earlier) at a salary equivalent to his basic salary at the date of the said termination. The benefits shall be provided at the Company's discretion from either:

               (A) the exempt approved pension scheme specified in paragraph 7 of the Schedule hereto (subject to the consent of the trustees for the time being of the said scheme), or

               (B)  any other exempt approved scheme, or

               (C)  a combination of (A) and (B) above.

          (iv) This paragraph shall be subject to the consent of the Inland Revenue (if necessary) and to any limits from time to time imposed by the Inland Revenue upon exempt approved schemes and sub-paragraph 3(b)(iii) above shall operate only to the extent (if at all) as permitted by the Inland Revenue. The expression "exempt approved scheme, shall have the meaning attributed to it by Section 592(l) of the Income and Corporation Taxes Act 1988.

          (c) The provision of the additional benefits referred to in clauses 3(b)(i) and (ii) above will cease


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immediately should the Executive secure new employment at any time prior to the expiry of a period equivalent to the notice period referred to in clause 3(a) above.

          (d) This Agreement will terminate automatically on the Executive's Normal Retirement Date as set out in paragraph 6 of the Schedule hereto. The Executive shall be entitled to participate in any bonus scheme as described in clause 4(c) below on a pro rata basis in his final year of service under this Agreement should his Normal Retirement Date fall other than on the date on which the bonus is calculated.

          4. (a) The Executive shall be paid an annual salary of not less than that specified in paragraph 4 of the Schedule, and such salary will accrue from day to day and will be paid monthly in arrears.

          (b) During the period of his employment the Company shall annually on the date specified in paragraph 5 of the Schedule, review the Executive's salary and any subsequent increase will have regard to his performance and other circumstances which the Company considers relevant.

          (c) The Executive shall be entitled to participate in such incentive or bonus scheme or schemes which the Company may offer to him, subject to the terms and conditions of such schemes from time to time.

          (d) The Company shall be entitled to deduct from the Executive's salary and benefits, all sums owing from the Executive to the Company or any Group Company.

          5. The Company or a Group Company, as appropriate, shall pay or reimburse the Executive for all expenses properly and reasonably incurred by him in the performance of his duties upon production of all relevant receipts and vouchers where available.

          6.  The Executive shall be entitled to:

          (a) membership of the non-contributory pension scheme as referred to in paragraph 7 of the Schedule or such scheme or schemes as the Company may from time to time operate for its employees in accordance with his offer of membership and the rules of such scheme or schemes from time to time;


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          (b)  those benefits as set out in paragraph 8 of the Schedule hereto;

          (c) other benefits including but not limited to, those benefits as set out in paragraph 9 of the Schedule hereto, subject to the rules of each of such schemes from time to time.

          7. (a) The rules governing absence from work due to sickness or injury are met out in the Staff Handbook.

          (b) Subject to those rules the Executive will be entitled to his full salary and benefits for up to an aggregate of 6 (six) months in any 12 (twelve) month period for absence due to sickness or injury, and thereafter at the discretion of the Company.

          8. The Executive's principal of work at the date hereof is in central London. The Executive shall visit and work in such locations and countries as the Company shall from time to time reasonably require.

          9. The Executive shall not, without the prior consent in writing of the Chairman of Alexander & Alexander Europe plc, be directly or indirectly engaged, concerned or interested in the conduct or management of any other busi-ness of any kind whatsoever, whether or not in competition with the Company or any Group Company. Nothing in this clause shall, however, prevent the Executive from holding or being beneficially interested in shares or securities quoted on any recognised Stock Exchange or dealt in on the Unlisted Securities Market or on any recognised Over The Counter Market, provided that the Executive shall, if reasonably required by the Company, make a full disclosure to the Company of such interest.

          10.  The Executive shall:

          (a) at all times during the period of his employment, keep secret and use only for the Company and Group's use and benefit any Confidential Information;

          (b) at all times after his employment has ended, for whatever reason, keep secret and not use for his benefit or for the benefit of others any Confidential Information obtained or which otherwise came into his possession during his employment;


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


          (c) on the termination of his employment, for whatever reason, immediately return all records, documents, computer disks, papers, notes (including copies) and everything else which is in his possession or under his control and which contains or records (in whatever form or media) Confidential Information and shall not retain copies in any form or manner or media whatever.

          11. (a) It shall be part of the duties of the Executive at all times to consider in what manner and by what new methods or devices the services, processes, equipment or systems of the Company or of any other Group Company with which he is concerned or for which he is responsible, might be improved and, subject to the provisions of S.39 of the Patents Act 1977, any Industrial Property created or developed by the Executive at any time during the continu-ance of his employment or in any way connected with that employment must be disclosed to the Company immediately and the Industrial Property and all patents, designs, trademarks, trade names, goodwill, copyrights and all other forms of industrial property associated therewith, shall to the fullest extent permitted by law belong to, vest in and be the absolute, sole and unencumbered property of the Company.

          (b) The Executive warrants that he is not aware of any Industrial Property made or written at any time by him during the course of his employment by the Company or any other Group Company which is not now wholly, legally and beneficially owned by the Company.

          (c) The Executive undertaken to notify and disclose to the Company in writing full details of all Industrial Property immediately upon becoming aware of its production, and promptly whenever requested by the Company to hold upon trust for the benefit of the Company any Industrial Property to the extent that the same may not be and until the same is vested absolutely in the Company.

          (d) The Executive undertakes at the expense of the Company to execute all such documents, make such applications, give such assistance and do such acts and things as may, in the opinion of the Board, be necessary or desirable to vest in and register or obtain letters patent in the name of the Company and maintain the Industrial Property.

          12. If the Executive is dissatisfied with any disciplinary decision relating to him or if he has any grievance arising from his employment, he may refer any such


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


matter to the Chairman of Alexander & Alexander Europe plc and if the grievance is not resolved by discussion with him it will then be referred to the Chairman of Alexander & Alexander Services Inc., whose decision will be conclusive.

          13. If either the Executive or the Company gives notice to terminate this Agreement there shall be no obligation on the Company to require the Executive to work or perform any duties nor to provide the Executive with access to any premises of the Company or any Group Company during such period. The Executive shall continue to receive his full remuneration and other benefits hereunder during such period.

          14. (a) Notwithstanding the provisions of Clause 3 the Company shall be entitled to terminate the Executive's employment immediately without notice at any time during its continuance, without payment in lieu of notice and without prejudice to any other rights of the Company if:

          (i) the Executive shall have acted in a manner which is prejudicial to the Company, the Group or its or their businesses; or

          (ii) the Executive shall be guilty of any misconduct or shall fail or neglect efficiently and diligently to perform his duties or shall refuse or fail to observe any of his obligations (other than minor failures which, being capable of being remedied, are remedied forthwith by the Executive upon being notified thereof by the Board, a director, or any nominee of the Board); or

          (iii) the Executive is legally disqualified from being director for any reason whatsoever; or

          (iv) the Executive becomes bankrupt or makes any arrangement or composition with his creditors; or

          (v) the Executive is convicted of any criminal offence or is the subject of an adverse finding of a disciplinary tribunal other than an offence which, in the opinion of the Company does not affect his position as an employee of the Company (bearing in mind the nature of the duties in which he is engaged and the capacity in which he is employed); or


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          (vi)  the Executive is guilty of any conduct tending to bring himself, the Company or any Group Company into disrepute.

In the case of activities subject to review in (i) (ii) (v) and (vi) above the board for the time being of Alexander & Alexander Europe plc shall determine, by a majority decision, whether in their opinion those activities are such as to entitle the Company to terminate the Executive's employment.

          (b) In the event of the termination of the Executive's employment by the Company under this Clause, the Company shall not be obliged to make any further payment to the Executive beyond the amount of any remuneration actually accrued to the date of such termination and the Company shall be entitled to deduct from much remuneration any sums owing to it by the Executive.

          15. (a) Upon the termination of the Executive's employment with the Company for whatever reason, the Executive shall, upon the request of the Company, resign without claim for compensation from his office as a director of the Company and/or any Group Company or any other company in which the Company required him to hold office in connection with his appointment and from all other offices and trusteeships hold by him in or in connection with such companies.

          (b) Should the Executive fail to resign from his office as a director or from any other office or trusteeship as is referred to in sub-clause (a) above, either during his employment when requested by the Company so to do, or on termination, the Company is irrevocably authorised by the Executive to appoint some person in his place and on his behalf to execute any documents and to do all things requisite to give effect thereto and the Executive agrees forthwith on the request of the Company to ratify and confirm all such things done in pursuance of this power.

          16. (a) After the termination of his employment, however arising, the Executive shall not, without the prior written consent of the Company, either alone or jointly with or on behalf of any other person, directly or indirectly, as principal, partner, agent, shareholder, director, employee, consultant, or in any other capacity:

          (i) at any time during a period of 12 (twelve) months immediately following the said termination:


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               (1)  canvass, or solicit the custom of (or procure or assist the canvassing or soliciting the custom of);

          or

               (2) supply (or procure or assist the supply of) any services to or for the benefit of;

          or

               (3) interfere with or attempt to interfere with or assist in the interference with the business relationship of the Company or any Group Company with;

          any person, firm or company who was:

                    (a) a Client with whom the Executive was involved, either directly or indirectly, or had knowledge of their dealings with the Company or any Group Company by reason of his employment, at any time during the said period of 2 (two) years immediately prior to the said termination; or

                    (b) a Prospective Client at the date of the said termination with whom the Executive was involved, either directly or indirectly,

          if such canvassing, solicitation, supply or interference is in respect of services of a kind arranged or provided by the Company or any Group Company during the period of 2 (two) years immediately prior to the said termination and with which the Executive was concerned at any time during his employment hereunder; or

               (ii) at any time during the period of 12 (twelve) months immediately following the said termination:

                    (1) employ, offer employment to or engage in any capacity or solicit the employment or engagement of or otherwise entice away from the employment of or from any consultancy, office or agency relationship with the Company or any Group Company; or


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                    (2)  procure or assist any third party so to employ, offer, solicit or otherwise entice away:

          any person who is employed by or is an agent, officer or consultant of the Company or any Group Company and was so employed or held such a relationship with the Company or any Group Company during the period of 6 (six) months immediately prior to the said termination whether or not such person would commit any breach by reason of his leaving the Company or any Group Company.

          (b) The 12 (twelve) month period mentioned in sub-clause 16(a)(i) and 16(a)(ii) above shall be reduced by any period during which the Company under the provisions of clause 13 above does not require the Executive to work or perform any duties and does not provide the Executive with access to the premises of the Company or of any Group Company.

          (c)  Each of the obligations on the Executive contained in sub-clause
(a) of this Clause constitutes an entirely separate and independent restriction on the Executive notwithstanding that they may be contained in the same paragraph, sentence or phrase.

          (d) If at the and of the 12 (twelve) month period mentioned in sub-clauses 16(a)(i) and 16(a)(ii) above (reduced in accordance with sub-clause (b) of this Clause) the Executive shall have in the joint opinion of the Board and the board of directors of Alexander & Alexander Europe plc complied fully with all and/or each of his obligations contained either in sub-clause (a) of this Clause or elsewhere in this Agreement the Company shall as soon as reasonably practicable thereafter make a payment to him, less tax as appropriate, of 1 1/2 (one and one half) times the basic salary to which he was entitled during the last twelve months of his employment.

          17. (a) For the purpose of this Clause 17, a Change of Control of the Company will be deemed to have occurred if:

          (i) any individual, firm, corporation or other entity, or any group (as defined in Section 13(d)(3) of the United States Securities Exchange Act of 1934) (the "Act")) becomes, directly or indirectly, the beneficial


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     owner (as defined in the General Rules and Regulations of the United States
     Securities and Exchange Commission with respect to Sections 13(d) and
     (13)(g) of the Act) of more than 35% of then outstanding shares of the capital stock entitled to vote generally in the election of directors of the Company's parent company, Alexander & Alexander Services Inc. ("A &
     A"); or

          (ii)  the stockholders of A & A approve a definitive agreement for (a)
                                                                              -
     the merger or other business combination of A & A with or into another corporation pursuant to which the stockholders of A & A do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, or (b) the sale, exchange or other
                                            -
     disposition of all or substantially all of the assets of A & A; or

          (iii) during any period of 2 years or less, Individuals who at the beginning of such period constituted the Board of Directors of A & A cease for any reason to constitute at least a majority thereof unless the elec-tion, or the nomination for election by the stockholders A & A of each new director was approved by a vote of at least 75% of the directors then still in office who were directors at the beginning of the period; or

          (iv) a person or corporate entity other than a Group Company acquires more than 50% of the voting securities or assets of the Company,

provided, however, that a "Change of Control" shall not be deemed to have taken place if beneficial ownership is acquired by, or a tender or exchange offer is commenced by any Group Company, any profit-sharing, employee ownership or other employee benefit plan of any Group Company or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities.

          (b) If within 24 months of a Change of Control as defined in sub-clause (a) of this Clause the Company gives notice to terminate or terminates the Executive's employment hereunder (other than pursuant to Clause 14 hereof) the Company shall be deemed to have abandoned its rights under Clause 13 of this Agreement and the Executive shall be entitled to be paid less tax as appropriate:


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          (i)  1 (one) year's basic salary in lieu of notice immediately following such termination together with the provision of benefits pursuant to sub-clauses 3(b) and (c) hereof, and

          (ii) as soon as reasonably practicable following the end of the 12 (twelve) month period mentioned in sub-clauses 16(a)(i) and 16(a)(ii) above the sum of 1.5 (one and one half) times the basic salary to which he was entitled during the last twelve months of his employment provided that he shall in the joint opinion of the Board and the board of directors of Alexander & Alexander Europe plc have complied fully with all and/or each of his obligations contained in sub-clause 1.6(a) hereof or elsewhere in this Agreement.

For the avoidance of doubt the payments made pursuant to (i) and (ii) above shall be instead of payments due under clauses 3 and 16(d) above.

          18. If the Executive shall, whilst this Agreement is in force (or at any time during a period of 12 (twelve) months immediately following the termination of his employment) receive from any person, firm or company an offer to provide services in any capacity whatsoever, or to enter into employment where acceptance of such offer, or the taking of such employment, might render him in breach of the provisions of this Agreement, he shall promptly provide a copy of this Agreement to the offeror.

          19. No amendment to this Agreement shall be effective unless made in writing and signed by or on behalf of each of the parties hereto.

          20. The provisions of the Schedule hereto and any special terms endorsed upon this Agreement or otherwise agreed in writing by or on behalf of the parties hereto shall be read and construed as part of this Agreement and shall be enforceable accordingly.

          21. Compliance with the provisions of the Staff Handbook are a term of this Agreement. Where the terms and conditions differ the terms and conditions of this Agreement override those in the Staff Handbook.

          22. The Schedule to this Agreement sets out the particulars of the Executive's employment with the Company


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in accordance with the requirements of the Employment Protection (Consolidation)
Act 1978.

          23. In this Agreement the following expressions shall have the meanings assigned to them respectively:

"Associated Company"     means any company at least 20% of the equity share
                         capital of which is beneficially owned by the Company, its parent companies or any of the subsidiaries of any of them.

"Chairman"               means the duly appointed Chairman of the Company.

"Client" means an insured party on insurance or reinsurance coverage arranged by the Company, or any Group Company, whether such coverage is arranged either directly or through the intermediary of any other insurance or reinsurance broker or consultant.

"Company Secretary"      means the duly appointed company secretary of the
                         Company.

"Confidential
Information"             means all information which is of a confidential nature
                         to the Company and the Group including without limitation business methods and systems and contractual relations whether with Clients, intermediaries, insurers or underwriters, lists of Clients, Prospective
                         Clients, and any other clients, insurers or underwriters, and all confidential information relating to Clients or Prospective Clients or any other clients, including policy terms, conditions and rates, expiry dates, customer risk characteristics and information concerning the insurance arrangements for large and complex risks and whether or not any papers or docu-ments are marked confidential.


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"Group"                  means the Company and the subsidiaries and all
                         Associated Companies of its and its ultimate holding company.

"Group Company"          means any company within the Group of which the Company
                         is a member.

"Industrial Property"    means any design, literary or artistic work, invention,
                         discovery or improvement in relation to methods and devices used by the Company or any Group Company.

"Prospective Client"     means a party for whom the Company or any Group Company
                         is undertaking advisory, consultative or other work with a view to arranging insurance or reinsurance coverage for that party, whether such coverage is to be arranged either directly or through the intermediary of any other insurance or reinsurance broker or consultant.

"Staff Handbook"         means the Group's Staff Handbook, as amended from time
                         to time.

"Subsidiary"             shall have the meaning ascribed thereto by Companies
                         Act 1985.

          24. (a) Any notice under this Agreement may be served by the Company or any Group Company on the Executive either personally, or by leaving it at or sending it by registered post to his last known residential address, or by telex to the Executive's telex number.

          (b) Any notice under this Agreement may be served by the Executive on the Company or any Group Company by delivery to the Company Secretary of the Company or Group Company, or by sending it by registered post to the registered office of the Company or Group Company, or by telex to the Company or Group Company's telex number, or to such other address, or telex number as may be notified to the Executive from time to time for this purpose.

          (c) Any notice sent by registered post, by either party, shall be deemed to have been served on the second day


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


following that on which it was posted (excluding a Saturday, Sunday, Bank Holiday or Public Holiday) and in proving such service it shall be sufficient to show that the notice was properly addressed and posted.

          (d) Any notice given by telex, by either party, shall be deemed to have been served at the time of transmission.

          25. This Agreement shall be governed by and interpreted according to the Laws of England.

          IN WITNESS whereof this Agreement has been executed the day and year first above written.

SIGNED by                     )
                              )
for and on behalf of          )   /s/ William M. Wilson
ALEXANDER HOWDEN LIMITED      )
in the presence of:           )


SIGNED as his deed by the     )
said DENNIS LEONARD MAHONEY   )   /s/ Dennis L. Mahoney
in the presence of:           )


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


          THE SCHEDULE above referred to:
          ------------------------------

1.   The Executive

     Name:          Dennis Leonard Mahoney

     Address:       51 Harvey Road
                    London SE3

2.   Capacity of employment of the Executive:  Chairman

3.     (i)  The terms of this Agreement will take effect from the date of this
            Agreement

      (ii) The continuous period of employment of the Executive with the Company for statutory purposes began on 7th June 1984 with Alexander Howden Limited

4.   Salary:  B.P.200,000

5.   Annual Review Date:  1st February

6.   Normal Retirement Date:  20th September 2010

7.   Pension Scheme:  ALEXANDER & ALEXANDER UK PENSION SCHEME

8.   Benefits

     (a) a minimum of 25 days paid annual holiday at such time or times as shall be agreed with the Company in addition to public holidays;

     (b)  reimbursement of 75% of the Executive's home telephone bill;

     (c) provision of up to 2 (two) motor cars in accordance with the rules and regulations from time to time of the Group car scheme;

     (d)  private petrol;

     (e) club membership as agreed by the Chairman of Alexander & Alexander Europe plc.


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9.   Long term disability and private medical care insurance schemes.

10. Interest Paid on Loan Facility In House purchase Agreed Level Maximum (B.P.700,000) on which interest is paid October 1990. This figure reduces annually on payment of an agreed B.P.80,000 bonus (minimum) 1990-1994.


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